MH089 - TRANQUILITY INC

Transaction Journal

All Transactions For All Stock Classes from 07/01/12 through 12/13/12

		DISPOSED					ACQUIRED					
Transact Date	Trans #	Holder ID	Name	Certificate No.	Shares	DispDt	Holder ID	Name	Certificate No.	Number of Shares	How Aqr	Active 12/13/2012 Disp
TRANSFERS												
07/31/12	102	5	EQUITY INVESTORS, INC.	BE1 5	1,500,000		33	WORLD VENTURE GROUP	CS1 1	3,531,990	Tra	3,531,990
07/31/12	102	17	MID-CONTINENTAL SECURITIES COR	BE1 17	2,031,990							
Rcd From: MARK ANTHONY			07/31/12 2:54 PM Routine	**Total:**	3,531,990	**Control ID:**STTK000000031306		**Mailed:**07/31/12 16:00	**Total:**	3,531,990		3,531,990
			Total Transferred From (excluding Voids):		3,531,990			Total Transferred To (excluding Voids):		3,531,990		3,531,990

Total shares Issued as of Beginning of Period:	5,105,740
New Shares Issued during Period:	0
Shares Retired during Period:	0
Shares Voided during Period:	0
Shares Converted during Period:	0
Total shares Issued as of End of Period:	5,105,740

(* = Restricted)

** price shown on this report represents the original price entered on this transaction and does not include any adjustments made to cost basis